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                                                                  EXHIBIT 3(i).1

STATE OF ALABAMA
COUNTY OF JEFFERSON


                             ARTICLES OF AMENDMENT
                                       OF
                              JUST FOR FEET, INC.



    Pursuant to Section 10-2B-10.06 of the Alabama Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment.

                                       I.

    The name of the Corporation is Just For Feet, Inc.

                                      II.

    The following amendment to the Corporation's Amended and Restated Articles of Incorporation was adopted in the manner prescribed by the Alabama Business Corporation Act:

     Article 4 of the Amended and Restated Articles of Incorporation of the Corporation is amended by deleting Section 4.4 thereof (entitled "Series A Preferred Stock") in its entirety and further by amending Section 4.1 thereof (entitled "Authorization") to read in its entirety as follows:

          "4.1 Authorization.  The aggregate number of shares which the
          -----------------
          Corporation shall have authority to issue shall be Seventy-Five Million (75,000,000), divided into Seventy Million (70,000,000) shares of Common Stock with a par value of $.0001 per share, and Five Million (5,000,000) shares of Preferred Stock, with a par value of $.0001 per share, as the Board of Directors may decide to issue pursuant to
          Section 4.3 hereof, constituting a total authorized capital of Seven Thousand Five Hundred Dollars ($7,500)."

                                      III.

    The above Amendment was adopted by the Board of Directors of the Corporation on March 5, 1996 and by the shareholders of the Corporation on May 28, 1996, in the manner prescribed by the Alabama Business Corporation Act.

                                      IV.

    The number of shares of Common Stock of the Corporation outstanding at the time of the adoption of the Amendment by the shareholders was 17,691,368; the number of shares entitled to
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vote thereon was 17,548,907; and the number of shares represented in person or by proxy at the shareholders' meeting was 15,170,100. The number of shares voted in favor of the Amendment was 12,394,739 and the number of shares voted against the Amendment was 2,608,872.

                                       V.

    The following additional amendment to the Corporation's Amended and Restated Articles of Incorporation was adopted in the manner prescribed by the Alabama Business Corporation Act:

     Section 8.2 of the Amended and Restated Articles of Incorporation of the Corporation is amended by adding the following new sentence to the end of Section 8.2 as it existed prior to the date hereof:

          "The Board of Directors shall have the power to fill vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors."

                                      VI.

    The above amendment was adopted by the Board of Directors of the Corporation on March 5, 1996 and by the shareholders of the Corporation on May 28, 1996, in the manner prescribed by the Alabama Business Corporation Act.

                                      VII.

    The number of shares of Common Stock outstanding at the time of the adoption of the Amendment by the shareholders was 17,691,368; the number of shares entitled to vote thereon was 17,548,907; and the number of shares represented in person or by proxy at the shareholders' meeting was 15,170,100. The number of shares voted in favor of the Amendment was 12,440,993 and the number of shares voted against the Amendment was 2,619,110.
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    IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by Harold Ruttenberg, Chairman of the Board, President and Chief Executive Officer of the Corporation, on this 28th day of May, 1996.


                                    JUST FOR FEET, INC.


                                    By: /s/ Harold Ruttenberg
                                       --------------------------------
                                       Harold Ruttenberg
                                       Chairman of the Board, President
                                       and Chief Executive Officer